HTA Intends NYSE Listing

HTA
Healthcare Trust *of* America, Inc.
A Leading Owner of Medical Office Buildings


Thunderbird 5310 Building
Glendale, AZ


Medical Office Park 4 Baylor
Waxahachie, TX


St. Rita's Cancer Center
Lima, OH


Penn Avenue Place
Pittsburgh, PA


Gateway Medical Plaza
Tucson, AZ


San Martin Medical Arts Pavilion
Las Vegas, NV


Overlook at Eagle's Landing
Stockbridge, GA
OVERLOOK

Stockholder Letter

Healthcare Trust of America, Inc.

All properties shown are owned by Healthcare Trust of America, Inc.

www.htareit.com

HTA
Healthcare Trust of America, Inc.
A Leading Owner of Medical Office Buildings

Healthcare Trust of America, Inc.
Stockholder Letter










HTA Intends NYSE Listing

Dear Stockholder:

On behalf of your board of directors and management team, we are pleased to provide you with an update regarding our company, Healthcare Trust of America, Inc., or HTA. First, we would like to thank you, and our more than 58,000 other stockholders, for the show of confidence that has enabled us to build one of the largest healthcare REITs focused on high-quality medical office buildings in the United States. We continue to take steps to position HTA to maximize stockholder value. With that as our highest priority, HTA's board of directors has determined that listing our Class A common stock on the New York Stock Exchange, or NYSE, is in the best interest of HTA and its stockholders.

Let's review the key steps that led us to where we are today.

Step I: Construct a High Quality MOB Portfolio

Since September 2006, we have raised approximately $2.2 billion of equity from our initial and follow-on offerings, the latest of which closed in February 2011. We successfully deployed this capital from January 2007 through March 2012, with the acquisition of 245 medical office buildings and 19 other facilities that serve the healthcare industry for approximately $2.5 billion. The majority of these assets were purchased during 2008, 2009 and 2010 when we were raising capital while other real estate investors were focusing internally on their balance sheets as a result of the economic downturn. We believe this unique opportunity allowed us to assemble a portfolio that would be difficult to recreate in today's markets.

Today, our portfolio is comprised of approximately 12.4 million square feet of leasable space. Occupancy remains stable at approximately 91%, with approximately 56% of our annualized base rent coming from credit rated tenants and approximately 39% from investment grade rated tenants. Over 95% of our portfolio is located on or aligned with campuses of nationally or regionally recognized healthcare systems. Our portfolio is diversified geographically across 26 states, with no state having more than 11% of the total portfolio leasable space. Please review HTA's fundamentals at Exhibits A, B, and C to the right.

As you know, we have been focused on building our enterprise since we first began our transition to self-management in 2009. We have built a quality organization from the ground up, and we paid no internalization fee to an external advisor in the process. Since our transition to self-management, we have established key industry relationships with nationally and regionally recognized healthcare systems, we have developed and maintained an investment grade balance sheet, and we have created a dedicated property management platform that we believe establishes us as the landlord of choice in our sector. We believe our combined experience and industry strengths will enable us to continue to successfully grow HTA for the benefit of stockholders.

Exhibit A: Building Type
(As of March 31, 2012)


Hospital 5%
Senior Care 5%
Medical Office Buildings 90%

Exhibit B: Key Markets
(As of March 31, 2012)

Market	GLA	% of Portfolio
Phoenix, AZ	1,152,000	9.3%
Pittsburg, PA	978,000	7.9%
Greenville, SC	965,000	7.8%
Indianapolis, IN	820,000	6.6%
Albany, NY	741,000	6.0%
Houston, TX	692,000	5.6%
Atlanta, GA	574,000	4.6%
Dallas, TX	392,000	3.2%
Boston, MA	372,000	3.0%
Raleigh, NC	242,000	2.0%
Oklahoma, OK	186,000	1.5%

Exhibit C: State Diversification
(As of March 31, 2012)


IN 10%
TX 10%
SC 9%
AZ 11%
PA 9%
FL 8%
NY 7%
Other 23%
GA 5%
TN 4%
OH 4%

www.htareit.com

HTA

Healthcare Trust *of* America, Inc.

A Leading Owner of Medical Office Buildings

Portfolio Metrics (as of 3/31/12)

- **$3.2 Billion** Est. Enterprise Value
- **$2.5 Billion** of Assets
- **12.4 Million** Sq Ft of GLA
- **91%** Occupancy
- **96%** On Campus / Aligned with Major Healthcare Systems
- **39%** of Rent from Investment Grade Rated Tenants
- **6.6** Years Avg Remaining Lease Term

Balance Sheet Metrics (as of 3/31/12)

- **Investment Grade Ratings (BBB-/Baa3)**
- **26.5%** Debt to Enterprise Value
- **4.7x** Debt to 1Q12 Annualized EBITDA
- **$575 Million** Unsecured Revolving Line of Credit
- **$300 Million** Unsecured Term Loan
- **Limited** Debt Maturities through 2016
- **Balance Sheet Flexibility** with $600 - $800 Million of Available Liquidity

Step II: List on the NYSE

We anticipate listing our Class A common stock on the NYSE under the symbol "HTA," on or about June 6, 2012. The NYSE listing is intended to provide you with staged, phased-in liquidity, if you so desire, beginning approximately 16 months ahead of the September 2013 date we set forth in our initial public offering in September 2006. Stockholders will have their shares split into 4 equally sized classes of stock. Upon the listing, as approved by our stockholders at our 2010 Annual Meeting of Stockholders, the Class A shares, or approximately 25% of an investor's current investment, will be eligible to trade. The remaining classes of stock (B-1, B-2 and B-3), will become eligible to trade every six months thereafter, with every share eligible to trade within 18 months after listing. We hope that you will continue to remain invested with HTA and allow us the opportunity to continue to seek to grow the value of your investment in HTA.

This decision to proceed with the NYSE listing comes as a result of many months of extensive planning. As you may recall, in August 2010, we hired strategic advisors to assist us in evaluating various liquidity alternatives and opportunities for growth. After much consideration and based on the current capital market environment, we determined that the NYSE listing would provide us with the best foundation from which to maximize stockholder value. We believe that the NYSE listing is timely and advantageous because publicly-traded healthcare-focused REITs are currently trading at high premiums to their private market values. We believe HTA is well-positioned in comparison to our publicly-traded peers and that we have great potential for price improvement and dividend growth over time.

We will provide our stockholders a sustainable dividend that is competitive in the public market place, with potential for growth over time. Therefore, we have modified our dividend to an annualized rate of $0.575 per share beginning June 1, 2012. We expect to pay our dividend on or about July 2, 2012 for stockholders of record on June 29, 2012. After the June dividend, we will begin declaring and paying dividends on a quarterly basis, consistent with the pattern of our publicly-traded peers. In past years, a portion of our dividend has been tax deferred and we expect a portion of our dividend to be to be tax deferred in the current year. Please keep in mind that by holding your shares, there will be no taxable event and no taxes as a result of the NYSE listing. If you choose to sell your shares, please recognize that you will be taxed on the gain in value. Please consult your financial advisor for assistance in understanding the taxes due in the event of a sale of your shares.

Step III: Value Creation Going Forward

We will continue to focus on creating additional value for you in the future by executing our strategic plan that has effectively positioned us to where we are today: (i) prudently investing in high quality medical office buildings, tenanted by dominant healthcare systems with strong credit in key markets; (ii) maintaining and enhancing our investment grade balance sheet; and (iii) successfully managing and operating our national portfolio, enhancing our image as the landlord of choice in our sector. We will continue to focus on increasing total stockholder return through both dividends and share price appreciation. We believe these goals will be best accomplished through the NYSE listing.

Filings and Press Releases: For further information about the listing, we refer you to our public filings with the SEC available at www.sec.gov. We encourage you to contact your financial advisor for any assistance you may require. Financial advisors should contact Realty Capital Securities for assistance at (877) 373-2522.

We are very excited about HTA's prospects and we are grateful for your continued support. As we move forward, we will continue to focus on the fundamentals of growing our business and creating value in every aspect of HTA's business. We believe we have a valuable business model, high quality employees and an organization that actively identifies and pursues opportunities of value for HTA and our stockholders. Our strategy has been, and remains, that we position ourselves to have attractive options, and the flexibility and capacity to advance HTA to pursue the most attractive opportunities for the long-term and through various economic cycles.

Thank you for your continued confidence and support.

Sincerely,

Scott D. Peters
Chairman, CEO and President

Healthcare Trust of America, Inc.'s National Portfolio


Midwest
Indianapolis, IN
GLA: 2.4mm SF
% GLA: 20%
South/Southwest
Scottsdale, AZ
GLA: 3.9mm SF
% GLA: 31%
East
Charleston, SC
GLA: 6.1mm SF
% GLA: 49%
Regional Asset Management Office
Portfolio Property
Key Markets

Healthcare System Relationships

Banner Health
Baylor Health Care System
Highmark
Deaconess
Adventist Health System
Allina Hospitals & Clinics
Steward Health Care Network
Catholic Health East
Indiana University Health
West Penn Allegheny Health System
CHS Community Health Systems
Aurora Health Care
Ascension Health
HCA Hospital Corporation of America

Portfolio as of 3/31/2012

Gross real estate assets ($bn)	$2.5
Total buildings	264
Total portfolio GLA	12.4mm
Occupancy	91%
1Q12 Tenant Renewal Ratio	93%
Investment grade tenants (% GLA)	39%
Credit rated tenants (% GLA)	56%
% On Campus / Aligned[1]	96%
Wtd Avg. remaining lease term (yrs)	6.6
Wtd Avg. age of properties	18.7

HTA
Healthcare Trust of America, Inc.
A Leading Owner of Medical Office Buildings

16435 North Scottsdale Road, Suite 320
Scottsdale, AZ 85254
Telephone: 480.998.3478
Fax: 480.991.0755

www.htareit.com